UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009

CHAMPIONS BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science and Technology Park at Johns Hopkins
855 N. Wolfe Street, Baltimore, MD 21205
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 630-1313

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition.

       On March 18, 2009, Champions Biotechnology, Inc. (the “Company”) announced its results of operations for its fiscal quarter ended January 31, 2009. A copy of the Company’s press release announcing such results dated March 18, 2009 is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1 Press Release dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS BIOTECHNOLOGY, INC.
(Registrant)

Date: March 18, 2009	By:	/s/ Douglas D. Burkett
Douglas D. Burkett
President

Exhibit 99.1

Champions Biotechnology, Inc.	NEWS
Science & Technology Park at Johns Hopkins, 855 N. Wolfe Street, Baltimore, MD 21205 USA. Tel. 410-630-1313

For Immediate Release

Champions Biotechnology Reports Fiscal 2009 Third Quarter Financial Results

       Baltimore, MD, March 18, 2009 -- Champions Biotechnology, Inc. (OTC Bulletin Board: CSBR), a company engaged in the development of advanced preclinical platforms and tumor specific data to enhance the value of oncology drugs, reports its financial results for the third fiscal quarter ended January 31, 2009. Full details of the Company’s financial results are available in the Company’s Form 10-Q at www.championsbiotechnology.com.

       Total revenues for the third quarter of fiscal 2009 increased to $1,052,175, compared to $624,940 for the same period in 2008. The Company derived its revenues from its Personalized Oncology and its Preclinical eValuation businesses.

Total operating expenses for the third fiscal quarter of 2009 were $1,696,457 compared to $319,998 for the same period of last year. Third quarter 2009 operating expenses included the following:

       Research and development expenses were $435,274, compared to $0.00 for the comparable prior period in fiscal 2008. The increase of $435,274 was primarily related to the Company’s effort to build its preclinical platform and drug pipeline and develop its drug, SG410. In addition, the Company incurred expenses related to its business development activities and personnel.

       The costs of personalized oncology and preclinical eValuation services were $898,777 for the quarter ended January 31, 2009, as compared to $201,222 in the quarter ended January 31, 2008. The increase in personalized oncology costs relates mainly to the overall growth in the business and a $250,000 payment to fund the cost of a Personalized Vaccine™ program the Company entered into during the current quarter. The Personalized Vaccine program is structured such that the cost to establish the program is incurred primarily in the third and fourth quarter; if the program successfully continues in fiscal 2010 it is anticipated to generate a profit for the Company. During the quarter Champions also entered into an agreement with a pharmaceutical company whereby Champions reduced its overall gross margin on a preclinical eValuations contract in exchange for a royalty agreement on future sales for a specific indication of the compound being tested.

       General and administrative expenses in the third quarter of 2009 were $362,406, compared to $118,776 in the comparable quarter of 2008, an increase of $243,630. Expenses increased as the Company began to incur the cost of building up its internal operational infrastructure including the addition of personnel, consultants and costs associated with being a public company.

       The Company reported a net loss of $623,234 or $0.02 per basic share for the third quarter of fiscal 2009, as compared to net income of $311,006 or $0.01 per basic and diluted shares in the third fiscal quarter of 2008.

       The Company’s cash position on January 31, 2009, was $2,624,866. The Company’s working capital as of January 31, 2009, was $2,025,319. Not included in the cash balance above is a $1.0 million Certificate of Deposit that the Company purchased in June 2008.

       For the nine-month period ended January 31, 2009, revenues were $2,769,464 compared to $874,940 for the same period in 2008. Total operating expenses were $3,858,647, compared to $716,986 for 2008, and the Company reported a net loss of $1,022,306 or $0.03 per basic and diluted shares, as compared to net income of $174,011 or $0.01 per basic and diluted shares for 2008.  The Company began operations as a biotechnology company in May 2007. Accordingly, the nine-month results for 2008 do not reflect a full nine-month period.   Furthermore, the Company began to generate revenue from its Preclinical eValuation business in the fiscal quarter ended July 31, 2008.

       “Our growth in revenues helps offset our early stage expenses. As a result, we have ended the quarter at $3.6 million in cash and Certificates of Deposit vs. $3.7 million at April 30, 2008. Our revenue generation reduces our risk and provides a significant part of the capital required to grow high potential initiatives. We believe that this strategy gives us an advantage in this economic climate, while many in the biotech industry are more adversely affected by the financial crisis,” stated Douglas Burkett, Ph.D., President of Champions Biotechnology, Inc. “Although our third quarter revenues of $1,052,175 were just slightly higher than our second quarter revenue of $1,044,172, the Company’s deferred revenue in the third quarter climbed to $1,361,110 compared to $461,838 for our second quarter ended October 31, 2008.”

       “We intend to grow revenue from our Personalized Oncology and Preclinical eValuation businesses as we build our own drug pipeline,” continued Dr. Burkett. “During the third quarter we identified oncology drug candidates from academic centers, pharmaceutical and biotech companies and began negotiations with license holders. We intend to leverage our predictive platform to screen drug candidates and acquire, or partner to develop, drug candidates that demonstrate efficacy in our Biomerk Tumorgraft models. The Company plans to partner with pharmaceutical or biotechnology companies to advance its drugs through remaining preclinical and clinical trials.”

Highlights of the Company’s third quarter ending January 31, 2009:

       (1) The Company continued to expand its preclinical eValuation platform through additional collaborations to acquire tumor samples and by implanting, propagating and storing banks of Biomerk TumorgraftsTM for use in future analysis of oncology drugs.

       (2) The growing platform of Biomerk Tumorgrafts generated growing interest from large and small pharmaceutical and biotechnology companies for the use of the Company’s technology to evaluate compounds. This effort resulted in contracts including two with Centocor, Inc.

       (3) The Company entered into a royalty agreement with Concordia Pharmaceuticals to realize the potential upside value of Salirasib, Concordia’s novel compound for the treatment of cancer, in combination with another targeted drug.

       (4) The Company established collaboration with Gradalis Inc. and Mary Crowley Medical Research Center to develop personalized vaccines for cancer patients through the use of the Biomerk Tumorgraft technology.

(5) The Company grew the number of procedures within its Personalized Oncology business by 33% and has initiated processes to make this service more readily available in key international markets.

       (6) The Company continued to expand initiatives to develop its own drug pipeline. During the quarter numerous candidates were identified, due-diligence was performed, and the Company is currently in negotiations for acquisition or co-development of a number of agents.

For more information regarding Champions Biotechnology please visit our web site at www.championsbiotechnology.com